Execution Copy

LINE OF CREDIT AGREEMENT

          Line of Credit Agreement (as amended or otherwise modified from time to time, this “Agreement”), dated as of July 20, 2005, is between GUILFORD PHARMACEUTICALS INC., a Delaware corporation (the “Borrower”), and MGI PHARMA, INC., a Minnesota corporation (the “Lender”).

          The Borrower and the Lender hereby agree as follows:

          1. Upon the terms and conditions contained herein, the Lender agrees that from October 1, 2005, until the earlier of (i) December 31, 2005, and (ii) termination of that certain Agreement and Plan of Merger dated as of July 20, 2005, by and between the Lender, Granite Acquisition, Inc. and the Borrower (the “Merger Agreement ,” and the date of such termination the “Merger Termination Date ”, and the earlier of (i) or (ii), the “ Advance Termination Date ”), at the Borrower’s request the Lender shall make advances (the “Advances,” and all such Advances, the “Loan”) to the Borrower in an aggregate amount not to exceed $18,000,000. The Borrower shall execute a Note, in the amount of $18,000,000 (“Note”) and in the form attached hereto as Exhibit A, evidencing the Loan. The proceeds of the Advances are to be used solely for the Borrower’s operating expenses and, in any event, under no circumstances shall proceeds of the Advances be used to repay or refinance any of Borrower’s existing indebtedness (excluding trade payables and similar obligations of the Borrower incurred in the ordinary course of business).

          2. Each request by the Borrower to the Lender for an Advance will be made not later than 2:00 P.M. (Central Standard time) one Business Day (as defined below) prior to the date of such proposed Advance. The Borrower hereby authorizes the Lender to rely upon the written instructions of any person identifying himself or herself as an officer of the Borrower who has been disclosed to the Lender in writing as an authorized officer for such purposes upon any signature which the Lender believes to be genuine, and the Borrower shall be bound thereby in the same manner as if such person were authorized or such signature were genuine. Each request will specify (a) the date on which the Borrower wishes the applicable Advance to be made (which shall be a day of the year on which banks are not required or authorized by law to close in the States of Minnesota and New York (“Business Day”), and (b) the amount of such Advance (which will be in the amount of $3,000,000 or, if greater, a multiple of $1,000,000). For each Advance made hereunder, the Lender agrees to make funds available to the Borrower in same day funds by crediting the account specified by the Borrower prior to the making of such Advance. Notwithstanding the foregoing, in no event shall the Lender be obligated to make any requested Advance (w) more than once every 15 days, (x) if the Borrower’s available cash, cash equivalents, marketable securities and investments, as reported on its balance sheet in accordance with generally accepted accounting principles, is $35,000,000 or greater as of the date of such proposed Advance, (y) at any time when there exists an Event of Default; or (z) at any time when the Borrower’s representations and warranties hereunder are materially untrue.

Notwithstanding the foregoing, in no event shall the Lender be obligated to make any requested Advance if such Advance would cause the principal amount of all Advances theretofore made to exceed (or to further exceed) (x) $6,000,000 with respect to any such Advance requested to be made during the month of October, 2005, (y) $12,000,000 with respect to any such Advance requested to be made during the month of November, 2005, and (z) $18,000,000 with respect to any such Advance requested to be made during the month of December, 2005.

          3. On the Advance Termination Date, accrued interest on the Loan shall be added to the principal balance of the Loan. If not due sooner pursuant to the terms hereof, on December 31, 2006, all amounts owed on the Loan, including principal, interest and fees shall become immediately due and payable and the Borrower will repay the outstanding principal balance of the Loan, together with accrued interest thereon and any other amounts owed hereunder. The Borrower may prepay the Loan and/or any accrued interest thereon, in whole or in part on any Business Day without premium or penalty, provided that each partial prepayment of principal shall be in an amount of at least $1,000,000.

          4. Except as provided in Section 3 with respect to prepayments of accrued interest, the Borrower will pay interest on the unpaid principal amount of the Loan until the Loan is paid in full at a rate equal to fourteen percent (14%) per annum, payable in arrears on the first (1st) day of each month (commencing on January 1, 2006) and on the maturity of the Loan. The Borrower also shall pay interest on any overdue installment of principal from the due date thereof until paid at an interest rate per annum equal at all times to two percent (2%) per annum in excess of the interest rate set forth above, which interest shall be payable upon demand. No provision of this Agreement or the Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

          5. The Borrower will make each payment (whether in respect of principal, interest or otherwise) hereunder, irrespective of any right of counterclaim or set-off, not later than 2:00 P.M. (Central Standard time) on the day when due in U.S. dollars to the Lender at 5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437 in same day funds. All computations of interest will be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment will be made on the next succeeding Business Day, and such extension of time will in such case be included in the computation of payment of interest. Principal, interest and fees owed under this Agreement and the Note are payable in lawful money of the United States of America in immediately available funds. All payments hereunder or under the Note shall be applied initially against accrued interest and thereafter in reduction of principal. If the Loan, the Note or any payment required to be made thereunder is not paid on the due date (whether at original maturity or following acceleration), the Borrower shall, in addition to any other rights it may have under this Agreement, the Note or applicable laws, have the right to set off the indebtedness evidenced by the Note against any indebtedness of Lender to the Borrower.

          6. This Agreement will become effective on and as of the first date on which the Lender has received the following, each in form and substance satisfactory to the Lender in the exercise of its reasonable discretion: (a) a counterpart of this Agreement duly executed by the Lender and the Borrower; (b) the Note duly executed by the Borrower; (c) a Security Agreement substantially in the form attached as Exhibit B (the “Security Agreement”), duly executed by the Borrower and ProQuest Pharmaceuticals, Inc.; (d) any written consents of the counterparties to any license agreements pledged pursuant to the Security Agreement that the Lender deems reasonably necessary, in a form reasonably acceptable to the Lender; (e) an Intercreditor Agreement or such other documentation as is required by the Lender and Paul Capital (as hereinafter defined) to evidence the priority of indebtedness and security interests as set forth in the Term Sheet attached as Exhibit C, provided that the Lender shall undertake to negotiate in good faith and to use commercially reasonable efforts to agree on the terms and conditions of the documentation contemplated by this subsection (e); (f) certified copies of the resolutions of the Borrower’s Board of Directors approving this Agreement, and of all other documents evidencing necessary corporate action and governmental and other third party approvals, if any, with respect to this Agreement; (g) certified copies of the Borrower’s articles of incorporation and bylaws; and (h) a certificate of the Borrower’s Secretary or Assistant Secretary certifying the names and true signatures of the Borrower’s officers authorized to sign this Agreement and to request Advances hereunder.

          7. Each request by the Borrower for an Advance and the acceptance by the Borrower of the proceeds of such Advance will constitute a representation and warranty by the Borrower that on the date of such Advance the following statements are true:

     (a) the representations and warranties contained in Section 8 are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a date other than the date of such Advance), and

     (b) no event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, that constitutes an Event of Default (as defined in Section 11) or a Default (as defined in Section 9).

          8. The Borrower represents and warrants as follows: (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) the execution, delivery and performance by the Borrower of this Agreement and the Note and the consummation of the transactions contemplated hereby, are within the Borrower’s corporate powers and authority, have been duly authorized by all necessary corporate action, and do not contravene (i) its charter or by-laws or (ii) any law or any contractual restriction binding on or affecting it; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Note; (d) this Agreement and the Note have been duly executed and delivered by the Borrower, and are its legal, valid and binding obligation enforceable against the Borrower in accordance with its terms; (e) the consolidated balance sheets of the Borrower and its subsidiaries for the fiscal year ending December 31, 2004, and for the five months ending May 31, 2005, and the related consolidated statements of income and cash flow of the Borrower and its subsidiaries for the periods then ended, fairly present the consolidated financial condition of the Borrower and its subsidiaries as at such dates and the consolidated results of operations of the Borrower and its subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied; and (f) there is no pending or threatened action, suit, investigation, litigation or proceeding affecting the Borrower or its subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower and its subsidiaries taken as a whole, the Lender’s rights and remedies under this Agreement, or the Borrower’s ability to perform its obligations under this Agreement, or (ii) purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

          9. So long as the Loan remains unpaid, the Borrower will (a) comply, and cause each of its subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders; (b) pay and discharge, and cause each of its subsidiaries to pay and discharge, before the same become delinquent, all taxes, assessments and governmental charges or levies imposed upon the Borrower or any of its subsidiaries or on the Borrower’s or any subsidiary’s property, other than those being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) preserve and maintain, and cause each of its subsidiaries to preserve and maintain, its corporate existence; (d) at any reasonable time and from time to time, permit the Lender, its agents and representatives, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its subsidiaries with any of their officers or directors and with their independent certified public accountants; and (e) furnish to the Lender (i) as soon as available and in any event within 17 business days after the end of each calendar month, consolidated balance sheets of the Borrower and its subsidiaries as of the end of such month and consolidated statements of income and cash flows of the Borrower and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, in form acceptable to the Lender (but in any event containing information regarding customer receipts and vendor payments in form reasonably satisfactory to the Lender) and duly certified by the Borrower’s chief financial officer as having been prepared in accordance with generally accepted accounting principles, (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each of the Borrower’s fiscal years, consolidated balance sheets of the Borrower and its subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of the Borrower and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified by the Borrower’s chief financial officer as having been prepared in accordance with generally accepted accounting principles, (iii) as soon as available and in any event within 90 days after the end of each of the Borrower’s fiscal years, a copy of the annual audit report for such year for the Borrower and its subsidiaries, containing consolidated balance sheets of the Borrower and its subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Borrower and its subsidiaries for such fiscal year, in each case accompanied by an opinion of the Borrower’s independent certified public accountants, (iv) as soon as possible and in any event within five days after the occurrence of each Event of Default, and each event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both (a “Default”), continuing on the date of such statement, a statement of the Borrower’s chief financial officer setting forth details of such Default or Event of Default and the action the Borrower has taken or proposes to take with respect thereto, (v) promptly after the commencement thereof, notice of all actions and proceedings affecting the Borrower or any of its subsidiaries of the type described in Section 8(f), and (vi) such other information respecting the Borrower or any of its subsidiaries as the Lender may from time to time reasonably request; and (f) the Borrower shall, at all times during which any indebtedness remains outstanding under the Loan or the Note, maintain available cash, cash equivalents, marketable securities and investments, as reported on its balance sheet in accordance with generally accepted accounting principles, in excess of $30,000,000.

          10. So long as the Loan remains unpaid and except in accordance with the Merger Agreement, the Borrower will not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person or entity, or permit any of its subsidiaries to do so, except that (i) any of the Borrower’s subsidiaries may merge into or consolidate with another of the Borrower’s subsidiaries, (ii) any of the Borrower’s subsidiaries may merge into or consolidate with the Borrower so long as the Borrower is the survivor, (iii) any of the Borrower’s subsidiaries may dispose of assets to the Borrower, and (iv) the Borrower may enter into distribution and licensing agreements it in the ordinary course of business with respect to products owned by or licensed to it, provided that in each case described in clauses (i) through (iii) above, no Event of Default or Default shall have occurred and be continuing at the time of such proposed transaction.

          11. If any of the following events occurs and is continuing (“Events of Default”): (a) the Borrower fails to pay any principal of the Loan when the same becomes due and payable or the Borrower fails to pay any interest on the Loan or make any other payment under this Agreement within three days of when such amount is due and payable; or (b) any representation or warranty made by the Borrower herein or in connection with this Agreement proves to have been incorrect in any material respect when made; or (c) the Borrower fails to perform or observe any term, covenant or agreement contained in Sections 9(f) or 10 or the Borrower fails to perform or observe any other term, covenant or agreement hereof on the Borrower’s part to be performed or observed if such failure remains unremedied for 15 days after written notice thereof has been given to the Borrower by the Lender; or (d) the Borrower or any of its subsidiaries (i) defaults in any payment of principal of or interest on any of its respective Debt (as defined below), or in the payment of any Hedge Termination Obligation (as defined below), beyond the period of grace, if any, provided in the instrument or agreement under which such Debt or Hedge Termination Obligation was created; or (ii) defaults in the observance or performance of any other agreement or condition relating to any such Debt or Hedge Termination Obligation or contained in any instrument or agreement relating thereto, or any other event occurs or condition exists, the effect of which default or other event or condition is to cause, or to permit the holder(s) of such Debt or Hedge Termination Obligation to cause, with the giving of notice if required, such Debt to become due prior to its stated maturity or such Hedge Termination Obligation to become payable; provided, that no Default or Event of Default will exist under this subsection (d) unless the aggregate amount of Debt and/or Hedge Termination Obligations in respect of which any default or other event or condition referred to in this subsection (d) has occurred is equal to at least $5,000,000; (e) the Borrower or any of its subsidiaries generally does not pay its debts as such debts become due, or admits in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors; (f) any proceeding is instituted by or against the Borrower or any of its subsidiaries seeking to adjudicate the Borrower or such subsidiary a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Borrower or such subsidiary or the Borrower’s or such subsidiary’s debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for the Borrower or such subsidiary or for any substantial part of the Borrower’s or such subsidiary’s property, and, in the case of any such proceeding instituted against the Borrower or such subsidiary (but not instituted by the Borrower or such subsidiary), either such proceeding remains undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceeding (including without limitation, the entry of an order for relief against, or the appointment of a conservator, receiver, trustee, custodian or other similar official for, the Borrower or such subsidiary or for any substantial part of the Borrower’s or such subsidiary’s property) occurs; (g) the Borrower or any of its subsidiaries takes any corporate action to authorize any of the actions set forth above in this subsection (f); or (h) one or more judgments or orders for the payment of money in excess of $5,000,000 in the aggregate is rendered against the Borrower or any of its subsidiaries and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appear or otherwise, is not in effect; then, and in any such event, the Lender may, by notice to the Borrower, declare all amounts payable under this Agreement and the Note to be forthwith due and payable, whereupon such amounts will become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the case of any of the Events of Default specified in subsection (f) above with respect to the Borrower, all amounts payable under this Agreement will automatically become and be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

          “Debt” of any person means, without duplication, (a) all indebtedness of such person for borrowed money, (b) all obligations of such person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, (e) all obligations of such person as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (f) all obligations, contingent or otherwise, of such person in respect of acceptances, letters of credit or similar extensions of credit, (g) all Debt of others guaranteed directly or indirectly in any manner by such person, (h) all Debt of others secured by a lien or other encumbrance on any asset of such person, whether or not such person has assumed or become liable for the payment of such Debt; and (i) all obligations of the Borrower to Paul Royalty Fund, L.P. and Paul Royalty Fund Holdings II (collectively, “Paul Capital”).

          “Hedge Termination Obligation” means any termination amount or other amount payable by the Borrower or any of its subsidiaries upon the early termination, by reason of the occurrence of a default or other termination event, under any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract or other similar agreement.

          12. At any time following the Merger Termination Date until 5:00 p.m. Baltimore time on the ninetieth day (90th) following the Merger Termination Date, the Borrower shall have the right to sell and to cause its wholly-owned subsidiary Artery, LLC (“Artery”) to sell, and the Lender shall have the obligation to purchase, the Gliadel Assets. The Borrower may exercise this right by sending written notice to the Lender indicating its intention to sell the Gliadel Assets (as hereinafter defined) pursuant to this Section 12 (the “Put Notice”). The purchase price for the Gliadel Assets pursuant to this Section 12 shall be $90,000,000 (the “Put Price”). The closing of the transaction contemplated by this Section 12 (the “Put Closing”) shall occur at the Borrower’s principal executive offices on a date agreed to by the Lender and the Borrower, but the Put Closing shall occur no later than the later of (a) thirty (30) days after the Put Notice is received by the Lender and (b) receipt of the expiration or termination of any waiting period (and any extension thereof) applicable to a sale of the Gliadel Assets under the HSR Act (as hereinafter defined) or any other applicable competition, merger control, antitrust or similar law (the “HSR Clearance”). At the Put Closing, the Borrower and Artery shall sell, transfer and deliver to the Lender their full right, title and interests in and to the Gliadel Assets, free and clear of all liens, security interests or adverse claims of any kind and nature. At the Put Closing, simultaneously with delivery of the Gliadel Assets, the Lender shall deliver to the Borrower by wire transfer of immediately available funds to the bank and the account designated by the Borrower, in full payment of the Gliadel Assets, cash in an amount equal to the Put Price. After application of the proceeds to pay in full the outstanding obligations of the Borrower and its subsidiaries to Paul Capital, the balance of any such proceeds shall be applied by the Borrower to repay any amounts owed on the Loan. As used in this Agreement, the term “Gliadel” shall mean the product currently known and marketed under the trademark GLIADEL® Wafer, and the term “Gliadel Assets” shall mean the following assets and associated liabilities, and specifically excludes any assets, liabilities and obligations not listed: (i) all the data, Formulae, assays, test methods, technology, Patents, technical information (including master batch record, analytical methods including validation protocol and the drug master file), inventions, processes, specifications, know-how, trade dress, secrets, goodwill and copyrights, which are owned by the Borrower or any of its subsidiaries and used exclusively in the conduct of the sale of Gliadel; (ii) all of the Borrower’s or any of its subsidiaries’ right, title and interest in and to any and all regulatory files (including correspondence with regulatory authorities), registrations, applications, approvals, and, to the extent transferable in light of regulatory considerations, licenses and permits exclusively relating to Gliadel from any applicable regulatory authority in any country, as of the closing of the purchase and sale of the Gliadel Assets pursuant to this Agreement; (iii) all marketing materials, research data, customer and sales information, product literature, promotional materials and data, advertising and display materials and all training materials in whatever medium (e.g., audio, visual or print) exclusively related to Gliadel, in each case to the extent transferable in light of legal, contractual and practical considerations; (iv) all records and recorded information, including customer and supplier lists exclusively related to Gliadel, in each case to the extent transferable in light of legal, contractual and practical considerations; (v) all the rights relating to Gliadel set forth in clauses (i) and (ii) above, including all claims, counterclaims, credits, causes of action, choses in action, rights of recovery and rights of setoff; (vi) all inventory of Gliadel, included raw materials, good in process, finished goods, packaging supplies and labels, owned by the Borrower or any of its subsidiaries; (vii) all accounts receivable, notes receivable and other indebtedness due and owed by any third party to Borrower or any of its affiliates arising or held in connection with the sale of Gliadel by the Borrower and Artery as of the closing of the purchase and sale of the Gliadel Assets pursuant to this Agreement; and (viii) all manufacturing equipment and packaging assets owned by the Borrower or any of its subsidiaries and used exclusively in the manufacturing of Gliadel.

          13. The Borrower, on the one hand, and the Lender, on the other hand, shall from time to time after the Put Closing, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by the other party to make effective the transactions contemplated by a sale of the Gliadel Assets pursuant to this Agreement, including the obtaining of consents from third parties and the causing of Borrower’s subsidiaries to transfer their interests therein. In the event of a sale of the Gliadel Assets pursuant to this Agreement, Guilford will prepare a Bill of Sale with schedules setting forth what comprises the Gliadel Assets. With respect to all documents, information and other materials included in the Gliadel Assets, in addition to paper and other tangible copies, Borrower shall, upon the Lender’s request, also provide to the Lender electronic copies of such documents, information and other materials, provided that the Borrower has electronic copies thereof. The foregoing requirement shall only apply to such documents, information and other material exclusively related to the Gliadel Assets, and Borrower shall have no obligation to reformat or otherwise alter or modify any such materials in order to provide them to the Lender.

          14. Promptly after receipt by the entity receiving a Put Notice, the Borrower, on the one hand, and the Lender, on the other hand, shall use commercially reasonable efforts to (i) take all actions necessary to make the filings required of it under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or any other antitrust law with respect to a sale of the Gliadel Assets pursuant to this Agreement as promptly as practicable following the date of the receipt of the applicable Put Notice, (ii) comply with any request for additional information received from the Federal Trade Commission (the “FTC”) or the Antitrust Division of the Department of Justice (the “DOJ”) or any other governmental authority pursuant to the HSR Act or any other antitrust law, (iii) cooperate with each other in connection with filings under the HSR Act, (iv) request early termination of the applicable waiting period, and (v) notify each other of any material communication from the FTC, DOJ, or any foreign governmental authority concerning any antitrust filings, consult with each other concerning responses to the same, and permit the other to participate in any material conversations and meetings with any governmental authority regarding the same (if the governmental authority permits such participation by the other party).

          15. No modification or waiver of any provision of this Agreement, and no consent by the Lender to any failure of the Borrower to comply with any provision of this Agreement, shall in any event be effective unless the same shall be in writing signed by the person against whom enforcement is sought or by whom consent is given, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          16. All notices and other communications provided for hereunder will be in writing (including facsimile communication) and mailed, sent by facsimile transmission or delivered, if to the Borrower, at its address at 6611 Tributary Street, Baltimore, MD 21224, Attention: William Spengler, Chief Financial Officer [Facsimile No.: (410) 631-6899], with a copy to Hogan & Hartson L.L.P., 111 South Calvert Street, Baltimore, Maryland 21202, Attention: Michael J. Silver, Esq. [Facsimile No.: (410) 539-6981]; if to the Lender, at its address at 5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437, Attention: Eric P. Loukas, General Counsel [Facsimile No.: (952) 406-3281], with a copy to Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota 55402, Attention: Timothy S. Hearn [Facsimile No.: (612) 340-2868]; or, as to either party, at such other address as is designated by such party in a written notice to the other party. All such notices and communications will, when mailed or sent by facsimile transmission, be effective three Business Days after deposit in the mails, or when sent by facsimile transmission, respectively.

          17. No failure on the Lender’s part to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof; nor will any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          18. (a) The Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses, including reasonable attorneys’ fees, in connection with such holder’s enforcement of the obligations of the Borrower under this Agreement, the Note or the Security Agreement.

          (b) The Borrower will indemnify and hold harmless the Lender, its affiliates and each of its and their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party (including without limitation, in connection with any investigation, litigation or proceeding, or the preparation of a defense in connection therewith), in each case arising out of or in connection with this Agreement, the Note, the Security Agreement or any of the transactions contemplated thereby or any actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnity will be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person, or any Indemnified Party is otherwise a party thereto, and whether or not the transactions contemplated hereby are consummated. Notwithstanding the foregoing, matters relating to indemnification in connection with the sale of Gliadel as provided in Section 12 of this Agreement shall be subject solely to the terms of the applicable purchase and sale documents to be negotiated between the parties.

          (c) No Indemnified Party will have any liability (whether in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

          19. In addition to the Events of Default set forth in Section 11 above, in the event that the Borrower’s board of directors, in satisfaction of its fiduciary obligations to its shareholders, exercises its right under the Merger Agreement, to accept an acquisition offer from someone other than Lender, Lender shall have the option to terminate the Facility and require the then-outstanding balance due under this Agreement and the Note to be paid within fifteen (15) days of the date of termination.

          20. This Agreement is binding upon and will inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that (a) the Borrower will not have the right to assign the Borrower’s rights or obligations hereunder or any interest herein without the Lender’s prior written consent, and (b) the Lender will not have the right to assign any of its obligations hereunder without the Borrower’s prior written consent.

          21. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

          22. The Borrower hereby irrevocably (a) submits to the non-exclusive jurisdiction of any Minnesota State or Federal court sitting in Hennepin County, Minnesota in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota State court or in such Federal court, (c) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, and (d) irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 16. The Borrower agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein will affect the Lender’s right to serve legal process in any other manner permitted by law or affect the Lender’s right to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

          23. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the Loan or the Lender’s actions in the negotiation, administration, performance or enforcement hereof or thereof.

[THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GUILFORD PHARMACEUTICALS INC.

By:	/s/ Dean J. Mitchell

	Title:	President and Chief Executive Officer

MGI PHARMA, INC.

By:	/s/ Leon O. Moulder, Jr.

	Title:	President and Chief Executive Officer

EXHIBIT A TO LINE OF CREDIT AGREEMENT

NOTE

$18,000,000	July 20, 2005

     FOR VALUE RECEIVED, GUILFORD PHARMACEUTICALS INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of MGI PHARMA, INC. (the “Lender”) at its main office in Bloomington, Minnesota, or such other address as the Lender may specify, in lawful money of the United States of America, the principal amount of EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000) or, if less, the aggregate unpaid principal amount of the Advances made by the Lender under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

     This note is the Note referred to in the Line of Credit Agreement dated as of the date hereof (as the same may hereafter be from time to time amended, restated or otherwise modified, the “Credit Agreement”) by and between the Borrower and the Lender. This note is secured, it is subject to certain permissive prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

     In the event of default hereunder, the Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The Borrower waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

GUILFORD PHARMACEUTICALS INC.

By:

Title:

EXHIBIT B TO LINE OF CREDIT AGREEMENT

SECURITY AGREEMENT

          THIS SECURITY AGREEMENT, dated as of                     , 2005, is made and given by GUILFORD PHARMACEUTICALS INC., a Delaware corporation (“Guilford”), PROQUEST PHARMACEUTICALS, INC., a Delaware corporation (“ProQuest”, and individually and collectively, the “Grantor”), to MGI PHARMA, INC., a Delaware corporation (the “Secured Party”).

RECITALS

          A. Guilford and the Secured Party have entered into a Line of Credit Agreement dated as of                     , 2005 (as the same may hereafter be amended, supplemented, extended, restated, or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Secured Party has agreed to extend to Guilford certain credit accommodations consisting of an $18,000,000 credit facility.

          B. It is a condition precedent to the obligation of the Secured Party to extend credit accommodations pursuant to the terms of the Credit Agreement that this Agreement be executed and delivered by the Grantor.

          C. The Grantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Security Agreement to the Secured Party.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to enter into the Credit Agreement and to extend credit accommodations to Guilford thereunder, the Grantor hereby agrees with the Secured Party for the Secured Party’s benefit as follows:

          Section 1. Defined Terms.

     1(a) As used in this Agreement, the following terms shall have the meanings indicated:

     “Aquavan” shall mean the propofol prodrug known as AQUAVAN™ Injection, any reformulation or line extension of such product, any product containing or comprised of the same active pharmaceutical ingredient as such product, regardless of the dosage or method of administration and any improvement, enhancement, refinement or modification of such product.

     “Collateral” shall mean all property and rights in property now owned or hereafter at any time acquired by the Grantor in or upon which a Security Interest is granted to the Secured Party by the Grantor under this Agreement.

     “Confidential Information” shall mean the Intellectual Property, know-how, trade secrets, confidential business information, financial data and other like information

(including ideas, research and development, know-how, formulas, schematics, compositions, technical data, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), client lists and tangible or intangible proprietary information or material, in each case relating solely to Acquavan. Notwithstanding the foregoing definition, Confidential Information shall not include information that is (i) already in the public domain at the time the information is disclosed, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be disclosed in any document to be filed with any Government Authority or (iv) is required to be disclosed under securities laws, rules and regulations applicable to the Grantor, as the case may be, or pursuant to the rules and regulations of the Nasdaq National Market or any other stock exchange or stock market on which securities of the Grantor may be listed for trading.

     “Event of Default” shall have the meaning given to such term in Section ___hereof.

     “FDA” shall mean the United States Food and Drug Administration.

     “Financing Statement” shall have the meaning given to such term in Section ___hereof.

     “Governmental Authority” means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign), including, without limitation, the U.S. Patent and Trademark Office, the FDA, the U.S. National Institute of Health or any other government authority in any country.

     “IND” shall mean an investigational new drug application as defined in 21 C.F.R. Section 312 et seq. filed with the FDA in the United States or an equivalent application filed with a Regulatory Agency in any country outside of the United States.

     “Intellectual Property” shall mean all trade secrets; Know-How; Confidential Information; inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto; all patents, patent rights, patent applications and invention disclosures, together with all reissuance, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, including, but not limited to, the registered patents set forth on Exhibit A hereto; all registered or unregistered trademarks, trade names, service marks, including all goodwill associated therewith; all domain names and websites; and all registered and unregistered copyrights and all applications, in each case that are owned, controlled by, issued to, licensed to, licensed by or hereafter acquired by or licensed by the Grantor, in each case relating to or involving Aquavan.

     “Know-How” means, relating solely to Aquavan, all trade secrets, materials, discoveries, data, processes, methods of manufacture, devices, techniques, algorithms, flow charts, computer software programs or applications (in both source code and object code form), schematics, compositions, formulations, formula, specifications, uses,

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patterns, compilations and other information, including, but not limited to (i) medical, chemical, pharmacological and other scientific or clinical data or materials and (ii) methodology and information used in the manufacture, packaging, labeling, development, testing or analysis of Aquavan, that, in each case, derives actual or potential independent economic value from not generally being known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and that is now owned, controlled or licensed by the Grantor, or that is hereafter acquired or licensed by the Grantor during the term of this Agreement.

     “Lien” shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

     “NAALADase Inhibitor Compounds” shall mean [TO BE ADDED].

     “NDA” shall mean a New Drug Application, and all amendments and supplements thereto, for regulatory approval by the FDA as defined in 21 CFR § 314.50 et seq., as such act or regulations may be amended, supplemented or replaced from time to time.

     “Obligations” shall mean (a) all indebtedness, liabilities and obligations of Guilford to the Secured Party of every kind, nature or description under the Credit Agreement, including its obligation on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, (b) all liabilities of the Grantor under this Agreement, in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

     “PARP Inhibitor Compounds” shall mean [TO BE ADDED].

     “Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

     “Regulatory Agency” shall mean a Governmental Authority with responsibility for the approval of the marketing and sale of drugs in any country.

     “Regulatory Approvals” shall mean, collectively, all INDs, NDAs and other regulatory approvals, registrations and associated materials (including the product dossier) issued by the FDA as to Acquavan and all reports, correspondence and other submissions related thereto and the regulatory and clinical files and data pertaining thereto, and all information, data, know-how, formulations, assays, goodwill or intellectual property contained in such INDs and the NDAs, relating to such product together with all amendments, supplements and updates thereto and all comparable regulatory approvals, registrations and associated materials throughout the world.

     “Security Interest” shall have the meaning given such term in Section 2 hereof.

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     1(a) All other terms used in this Agreement which are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as adopted in the State of New York.

     1(b) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and “or” has the inclusive meaning represented by the phrase “and/or.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Security Agreement unless otherwise provided.

          Section 2. Grant of Security Interest. As security for the payment and performance of all of the Obligations, each Grantor hereby grants to the Secured Party a security interest (the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

     2(a) Aquavan, NAALADase Inhibitor Compounds and PARP Inhibitor Compounds.

     2(b) All Intellectual Property and Regulatory Approvals relating to Aquavan, NAALADase Inhibitor Compounds and PARP Inhibitor Compounds.

     2(c) ProQuest’s interest in the License, Development and Commercialization Agreement dated March 2, 2000, as the same has been amended, restated or otherwise modified from time to time, by and between ProQuest, as licensor, and Guilford, as licensee.

     2(d) The License Agreement effective as of April 2, 1999, as the same has been amended, restated or otherwise modified from time to time, by and between The University of Kansas Center for Research, Inc., as licensor, and ProQuest, as licensee.

     2(e) [ADD LICENSE AGREEMENTS FOR NAALADase Inhibitor Compounds and PARP Inhibitor Compounds].

     2(f) All proceeds and products of any of the items of Collateral listed in this Section 2.

Notwithstanding the foregoing, the Collateral shall not include, and the Security Interest shall not cover, any property or assets of Grantor in which Paul Capital (as defined in the Credit Agreement) has a Lien.

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          Section 3. Title to Collateral. The Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title (as owner or licensee) to each item of Collateral (including the proceeds and products thereof), free and clear of all Liens except (i) the Security Interest and (ii) the existing license in favor of Guilford with respect to Aquavan. The Grantor will defend the Collateral against all claims or demands of all Persons (other than the Secured Party) claiming the Collateral or any interest therein. As of the date of execution of this Security Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a “Financing Statement”) covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

          Section 4. Disposition of Collateral. The Grantor will not sell, lease or otherwise dispose of, any Collateral. Except the existing license specified in Section 3, the Grantor will not license any Collateral.

          Section 5. Names, Offices, Locations, Jurisdiction of Organization. The Grantor’s legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof. The jurisdiction of organization of the Grantor is the state of Delaware. The Grantor will from time to time at the request of the Secured Party provide the Secured Party with current good standing certificates and/or state-certified constituent documents from the appropriate governmental officials. The chief place of business and chief executive office of Grantor are located at its address set forth on the signature page hereof. The Grantor will not relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Party’s perfection in such Collateral. The Grantor will not change its name, the location of its chief place of business and chief executive office or its corporate structure (including without limitation, its jurisdiction of organization) unless the Secured Party has been given at least 30 days prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest.

          Section 6. Further Assurances; Attorney-in-Fact.

     6(a) The Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Grantor will, promptly and from time to time at the request of the Secured Party execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices, as

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may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect, preserve, and enhance the Security Interest granted or purported to be granted hereby.

     6(b) The Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.

     6(c) The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.

     6(d) In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, the Grantor hereby appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Secured Party’s good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof; provided that the Secured Party has requested the Grantor to take such action and Grantor has failed to do so within a reasonable period of time following such request.

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          Section 7. Taxes and Claims. The Grantor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantor’s books in accordance with generally accepted accounting principles.

          Section 8. Books and Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

          Section 9. Inspection, Reports, Verifications. The Grantor will at all reasonable times upon reasonable prior notice permit the Secured Party or its representatives to examine or inspect any Collateral, any evidence of Collateral and the Grantor’s books and records concerning the Collateral, wherever located.

          Section 10. Notice of Loss. The Grantor will promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to Grantor, in any material item of Collateral or the prospect of payment or performance thereof.

          Section 11. Action by the Secured Party. If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Party shall have (and the Grantor hereby grants to the Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Party’s option, in the Secured Party’s name) and to take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure; provided that the Secured Party has requested the Grantor to take such action in instances, and Grantor has failed to do so within a reasonable period of time following such request; provided further, however, that where the Secured Party determines, in its reasonable discretion, that any action hereunder must be taken in a timely manner that does not permit such notice, such notice need not be provided. The Grantor shall thereupon pay to the Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

          Section 12. Insurance Claims. As additional security for the payment and performance of the Obligations, the Grantor hereby assigns to the Secured Party any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto.

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          Section 13. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind.

          Section 14. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) the Grantor shall fail to observe or perform any covenant or agreement applicable to the Grantor under this Agreement and such failure shall remain uncured 15 days after the Secured Party shall have given the Grantor notice thereof; or (b) any representation or warranty made by the Grantor in this Agreement or any schedule, exhibit, supplement or attachment hereto or in any financial statements, or reports or certificates heretofore or at any time hereafter submitted by or on behalf of the Grantor to the Secured Party shall prove to have been false or misleading in any material respect sdwhen made; or (c) any Event of Default shall occur under the Credit Agreement.

          Section 15. Remedies on Default. Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the Uniform Commercial Code as adopted in the State of New York.

          Section 16. Costs and Expenses; Indemnity. The Grantor will pay or reimburse the Secured Party on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party in connection with the enforcement of the Security Interest and the enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Grantor shall indemnify and hold the Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or the Secured Party’s actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Grantor to indemnify and hold the Secured Party harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Grantor under this Section shall survive any termination of this Agreement.

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          Section 17. Waivers; Remedies; Marshalling. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the party against whom enforcement is sought. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

          Section 18. Notices. Any notice or other communication to any party in connection with this Agreement shall be given in the manner provided in the Credit Agreement.

          Section 19. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the expiration of the obligations, if any, of the Secured Party to extend credit accommodations to the Grantor, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns.

          Section 20. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Secured Party to extend credit accommodations to the Grantor, the Security Interest granted hereby shall terminate. Upon any such termination, the Secured Party will return to the Grantor such of the Collateral then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, the Secured Party except for (a) any breach of the Secured Party’s standard of care established hereunder, and (b) title defects, encumbrances and similar matters created by the Secured Party. As used in this Section, “Grantor” includes any assigns of Grantor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

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          Section 21. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

          Section 22. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY; AND THE GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

          Section 23. Waiver of Notice and Hearing. THE GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

          Section 24. Waiver of Jury Trial. EACH OF THE GRANTOR AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 25. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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          Section 26. General. All representations and warranties contained in this Agreement or in any other agreement between the Grantor and the Secured Party shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The Grantor waives notice of the acceptance of this Agreement by the Secured Party. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

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     IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GUILFORD PHARMACEUTICALS INC.

By

Title

PROQUEST PHARMACEUTICALS, INC.

By

Title

EXHIBIT C TO LINE OF CREDIT AGREEMENT

TERM SHEET
(Security Agreement and Intercreditor Agreement)

Scope of Lender Security Interest:

•	To secure the payment and performance of Borrower’s obligations under the Line of Credit Agreement and the Note, Borrower and its subsidiaries (as applicable) shall grant to Lender a first priority security interest in (a) the NAALADase Inhibitor Compounds and PARP Inhibitor Compounds, and (b) Aquavan IP and related assets (but excluding in each case any collateral in which Paul Capital has a security interest).

Terms of Intercreditor Agreement:

•	All present and future obligations of Borrower to Lender under the Line of Credit Agreement and the Note (the “Lender Obligations”) shall be subordinate to all present and future obligations of Borrower and Artery, LLC (“Artery”) to Paul Capital (the “Paul Capital Obligations”), with the effect that – except for periodic interest payments in accordance with the terms of the Line of Credit Agreement and the Note (provided no default with respect to the Paul Capital Obligations has occurred) – there can be no payment of (or demand for the payment of) any of the Lender Obligations so long as any of the Paul Capital Obligations are outstanding.

•	In accordance with the foregoing point, in the event of an exercise of the Gliadel put right as provided in Section 12 of the Line of Credit Agreement, the Put Price would be applied first to satisfy the Paul Capital Obligations, then to the Lender Obligations, and then to Borrower. Without limitation of the foregoing, no crediting of the Put Price may be made against any of the Lender Obligations unless and until all of the Paul Capital Obligations have been repaid in full.

•	The Intercreditor Agreement shall contain customary receipt-in-trust/turn over provisions for payments made in violation of the debt subordination terms.

•	The Intercreditor Agreement shall contain customary bankruptcy protection provisions in favor of Paul Capital (i.e., all distributions that might otherwise be paid on the Lender Obligations are payable to Paul Capital until the Paul Capital Obligations are paid in full; Paul Capital to be authorized to make all claims, etc. for distributions in the bankruptcy proceedings).

•	To the extent the Lender security interests encumber any property in which Paul Capital has a security interest, the Lender security interest is subordinate to Paul Capital.

•	Until such time as the Paul Capital Obligations have been paid in full, there can be no action to enforce any of the Lender security interests.

•	So long as any of the Paul Capital Obligations remain outstanding, without the prior written consent of Paul Capital none of the Line of Credit Agreement, the Note or the Security Agreement may be amended in a manner which could reasonably be considered to be adverse to the interests of Paul Capital.

•	Miscellaneous Matters:

•	In the event of a sale of the product currently known and marketed as Aggrastat® and related assets and a partial repayment of the Paul Capital Obligations, the agreement between Borrower, Artery and Paul Capital relating to such sale and repayment (which has not otherwise been negotiated) shall provide that following the consummation of the proposed merger transaction between Lender and Borrower, the remaining Paul Capital Obligations may be prepaid without premium or penalty by Lender.

•	Lender, Borrower and Paul Capital shall act reasonably and in good faith to cause a definitive Intercreditor Agreement memorializing the above terms and containing the consent of Paul Capital to the borrowing under the Line of Credit Agreement (and (as applicable) the other matters contained herein) to be executed as soon as is practicable, but in no event later than October 1, 2005. Without limitation of the foregoing, (a) it shall be a condition to the consent of Paul Capital to the incurrence of debt by Borrower pursuant to the terms of the Line of Credit Agreement that such Intercreditor Agreement shall have been executed and delivered by the parties thereto, and (b) MGI agrees that the Intercreditor Agreement shall contain no terms which are less favorable than the terms outlined in this Term Sheet.

•	Capitalized terms used in this Term Sheet which are not defined herein shall have the meanings assigned to them in the Line of Credit Agreement.